CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             OBJECTSOFT CORPORATION


        I, David E. Y. Sarna, being the duly elected Chairman of OBJECTSOFT CORPORATION, a Delaware corporation (the "Corporation"), do hereby certify as follows:

        (a)     The name of the Corporation is ObjectSoft Corporation.

        (b) The Certificate of Incorporation is amended by the addition of an ARTICLE ELEVENTH, ARTICLE TWELFTH and ARTICLE THIRTEENTH to read as follows:

               "ELEVENTH:

                        (i) At a Meeting of  Stockholders in 1996, the directors
                shall be divided into two classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 1997 Annual Meeting of Stockholders and the initial term of office of the second class of directors to expire at the 1998 Annual Meeting of Stockholders. Commencing with the 1997 Annual Meeting of Stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the second succeeding Annual Meeting of Stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in the classes shall not exceed one.

                        (ii) Any  vacancies  in the Board of  Directors  for any
                reason and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the Board of Directors (unless there are no remaining directors), acting by a majority of the remaining directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified.

                        (iii) Any  director,  or the entire Board of  Directors,
                may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                TWELFTH:  Any action  required or  permitted  to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, either upon motion of a director or upon written request by the holders of at least 50% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class or (ii) the chairman of the Board or the president of the Corporation.

                THIRTEENTH: In addition to any requirements of the General Corporation Law of Delaware (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation
                Law of Delaware), the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, adopt or repeal Article Eleventh, Article Twelfth or Article Thirteenth hereof."

        (c) The Board of Directors of the Corporation has adopted resolutions by unanimous written consent setting forth the amendment herein contained, declaring its advisability and providing that such resolutions be presented for adoption by a vote at an annual meeting by the holders of a majority of the shares entitled to vote thereon. By a vote at the annual meeting of the stockholders of a majority of the outstanding shares of the Common Stock and Series A Preferred Stock of the Corporation voting together, such amendment has been adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on November 14, 1996.
(Corporate Seal)

                                            /s/  David E. Y. Sarna
                                            ---------------------------------
                                            David E. Y. Sarna, Chairman

Attest:


/s/  Tania M. Selverian
---------------------------------
Tania M. Selverian, Assistant Secretary